UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities and Exchange Act of 1934

(Amendment No.     )

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FENNEC PHARMACEUTICALS INC.

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FENNEC PHARMACEUTICALS INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 7, 2018

NOTICE IS HEREBY GIVEN that the annual and special meeting (the “Meeting”) of the holders of common shares (“Common Shares”) in the capital of Fennec Pharmaceuticals Inc., 68 TW Alexander Drive, PO Box 13628, Research Triangle Park, NC, 27709 (“Fennec” or the “Corporation”) will be held at the Omni Hotels & Resorts Berkshire Place in the Sutton Room, 21E 52nd Street, New York, New York, USA at 10:00 am EDT on June 7, 2018 for the following purposes:

1.	to receive the consolidated financial statements of the Corporation for the year ended December 31, 2017, together with the report of the auditors thereon;

2.	to elect the five directors named in the Management Proxy Circular;

3.	to appoint auditors and to authorize the directors of the Corporation to fix the auditors’ remuneration;

4.	to consider, and, if deemed advisable, approve, with or without modifications, the ordinary resolution approving the extension of certain outstanding options held by certain of the Corporation’s officers;

5.	to vote on an advisory (non-binding) vote on executive compensation; and

6.	to transact such further or other business as may properly come before the Meeting or any adjournment thereof.

A copy of the Management Proxy Circular and a form of proxy accompanies this notice, as well as a copy of the Corporation’s annual report which contains the consolidated financial statements of the Corporation for the year ended December 31, 2017, together with the report of the auditors thereon and management’s discussion and analysis of financial condition and results of operations relating thereto.

The board of directors of Fennec has fixed 5:00 p.m. EDT on April 30, 2018 (the “Record Date”), as the record date for determining the holders of record of Common Shares who are entitled to receive notice of the Meeting and to attend and vote at the Meeting and any adjournment or postponement thereof.

Shareholders who are unable to attend the Meeting in person are requested to date and sign the enclosed form of proxy and return it to Computershare Trust Company of Canada, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1 attention Proxy Department in the enclosed envelope, no later than 10:00 am EDT on June 5, 2018, or if the Meeting is adjourned or postponed, no later than 48 hours (excluding any day which is not a business day in Toronto) preceding the reconvened Meeting. Proxies may also be deposited with the scrutineers of the Meeting, to the attention of the Chair of the Meeting, at and immediately prior to the commencement of the Meeting or any adjournments or postponement thereof. In order to be represented by proxy, you must complete and submit the enclosed form of proxy or other appropriate form of proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 7, 2018:

This Notice, Management Proxy Circular and the Corporation’s Annual Report on Form 10-K are available to you on the Internet at www.sec.gov and www.sedar.com. We encourage you to access and review all of the important information contained in these materials before voting.

DATED at Research Triangle Park, North Carolina this 30th day of April, 2018.

By Order of the Board of Directors of Fennec Pharmaceuticals Inc.

/s/ Khalid Islam
Dr. Khalid Islam
Chairman of the Board

FENNEC PHARMACEUTICALS INC.

MANAGEMENT PROXY CIRCULAR

Unless otherwise stated, information contained in this management proxy circular (the “Circular”) is given as of April 30, 2018. Except as otherwise indicated, all amounts are expressed in United States dollars.

Solicitation and Appointment of Proxies

This Circular is furnished in connection with the solicitation of proxies by management of Fennec Pharmaceuticals Inc., 68 TW Alexander Drive, PO Box 13628, Research Triangle Park, NC, 27709 (“Fennec” or the “Corporation”) for use at the annual and special meeting (the “Meeting”) of the shareholders of Fennec to be held at 10:00 am EDT on June 7, 2018 at the Omni Hotels & Resorts Berkshire Place in the Sutton Room, 21E 52nd Street, New York, New York, USA and at any adjournment thereof, for the purposes set forth in the accompanying notice of annual general and special meeting (the “Notice of Meeting”). This Circular was first mailed to shareholders on or about May11, 2018.

The persons named in the form of proxy accompanying this Circular are officers and/or directors of Fennec. A holder of Common Shares (a “Shareholder”) has the right to appoint a person, other than the persons named in the form of proxy accompanying this Circular, as nominee to attend and act for and on behalf of such Shareholder at the Meeting, and may exercise such right by inserting the name of such person in the blank space provided on the form of proxy, or by executing a proxy in a form similar to the form of proxy accompanying this Circular. If a Shareholder appoints one of the persons named in the form of proxy accompanying this Circular as the nominee of the Shareholder and does not direct such nominee to vote either for or against or withhold from voting on a matter or matters with respect to which an opportunity to specify how the Common Shares registered in the name of such Shareholder are to be voted, the proxy shall be voted FOR the matter or matters set forth on such proxy and in the discretion of the person appointed on all other matters (if any) upon which the Shareholder is entitled to cast a vote. A proxy nominee need not be a Shareholder. If the Shareholder is a corporation, the proxy must be executed by an officer or properly appointed attorney.

In order for a proxy to be effective at the Meeting, it must be addressed to the Secretary of Fennec and returned to Computershare Trust Company of Canada, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1 attention Proxy Department in the enclosed envelope, not later than 10:00 am EDT on June 5, 2018 or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding any day which is not a business day in Toronto) before the time of the reconvened Meeting. Proxies may also be deposited with the scrutineers of the Meeting, to the attention of the Chair of the Meeting, at or immediately prior to the commencement of the Meeting, or any adjournment or postponement thereof. An undated but executed proxy will be deemed to be dated the date of this Circular.

The solicitation of proxies for the Meeting will be primarily by mail, but proxies may also be solicited personally or by telephone by employees or agents of Fennec. Employees of Fennec will not receive any extra compensation for such activities. Fennec will pay brokers or other persons holding Common Shares in their own names, or in the names of nominees, for their reasonable expenses for sending proxies and proxy material to beneficial owners of Common Shares and requesting authority to execute proxies in respect of such Common Shares. The solicitation of proxies by this Circular is being made by or on behalf of the management of Fennec and its board of directors (the “Board”) and the total cost of this solicitation will be borne by Fennec.

Voting of Proxies

Only registered shareholders or duly appointed proxy holders are permitted to vote at the Meeting. The Common Shares represented by a proxy at the Meeting will be voted for or withheld from voting in each of the election of directors, appointment of auditors and authorizing the Board to fix the auditors remuneration and advisory vote on executive compensation (together, the “Ordinary Matters”), and the approval of the extension of certain outstanding options held by certain of the Corporation’s officers (the “Special Matter”) in accordance with the instructions of the Shareholder. If no choice is specified in the proxy or the instructions are not certain, the persons named in the form of proxy accompanying this Circular will vote FOR all of the matters proposed by management at the Meeting and described in the Notice of Meeting and in the discretion of the person appointed on all other matters (if any) upon which the Shareholder appointing the proxy is entitled to cast a vote.

The form of proxy accompanying this Circular, when properly completed and executed, confers discretionary authority upon the persons named therein with respect to any amendment or variation to the matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. Management of Fennec and the Board knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters (other than the election of directors not currently named in this Circular) that are not now known to management of Fennec or the Board should properly come before the Meeting, the Common Shares represented by proxies given in favour of the persons named in the form of proxy accompanying this Circular will be voted on such matters in accordance with the discretion of such person.

Revocation of Proxies

A Shareholder may revoke a previously given proxy by:

(i)	completing and signing a proxy bearing a later date and depositing it with Computershare Trust Company of Canada as described above;

(ii)	depositing an instrument in writing signed by the Shareholder or an attorney authorized by a document signed in writing or by electronic signature (if the Shareholder is a corporation, under its corporate seal by an officer or attorney thereof properly authorized, indicating the capacity under which such officer or attorney is signing), or by transmitting, by telephonic or electronic means, a revocation signed by electronic signature, or by any other manner permitted by law, which must be received either (A) with Computershare Trust Company of Canada, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1 attention Proxy Department in the enclosed envelope, not later than 10:00 am EDT on June 5, 2018, or (B) with the scrutineers of the Meeting to the attention of the Chair of the Meeting on the day of the Meeting, or any adjournment thereof, prior to the taking of the vote to which such proxy relates; or

(iii)	in any other manner permitted by law.

Advice to Beneficial Holders of Common Shares

This section applies to beneficial holders of Common Shares who are not registered holders. The information set forth in this section is of significant importance to many holders of Common Shares, as a substantial number of Shareholders do not hold Common Shares in their own name.

The Notice of Meeting, the proxy and this Circular are being sent to both registered and non-registered owners of Common Shares. Only registered holders of Common Shares, or the persons that they appoint as proxies, are permitted to attend and vote at the Meeting. In many cases, Common Shares are beneficially owned by a shareholder and are registered in the name of an intermediary such as a bank, broker or other nominee.

The Corporation has distributed copies of the Notice of Meeting, the proxy and this Circular (collectively, the “Meeting Materials”) to all of the intermediaries for delivery to beneficial holders. Intermediaries are required to forward the Meeting Materials to beneficial holders unless a beneficial holder has waived the right to receive them. This permits beneficial holders to direct the voting of the Common Shares that they beneficially own. If a beneficial holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the beneficial holder), the beneficial holder should strike out the names of the persons named in the proxy and insert the beneficial holder’s (or such other person’s) name in the blank space provided. In any case, beneficial holders should carefully follow the instructions of the intermediaries, including those regarding when and where the proxy or proxy authorization form is to be delivered.

Record Date and Entitlement to Vote

The Record Date for the purpose of determining Shareholders entitled to receive the Circular and to vote at the Meeting has been fixed as 5:00 p.m. EDT on April 30, 2018 (the “Record Date”). Each Shareholder at the close of business (5:00 p.m. EDT) on the Record Date is entitled to attend the Meeting in person or by proxy and to cast one (1) vote for each Common Share held by such Shareholder on the Record Date.

Quorum

According to the Corporation’s articles, the quorum for the transaction of business at any meeting of Shareholders shall be two or more persons present in person or represented by proxy.

Voting Securities and Principal Holders of Voting Securities

As at April 30, 2018, there were 18,489,603 Common Shares issued and outstanding. Each Common Share carries the right to one vote at the Meeting.

Beneficial ownership of the Common Shares in the following table is determined in accordance with the rules and regulations of the U.S. Securities Exchange Commission (the “SEC”). Under these rules, a person is deemed to beneficially own a Common Share if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option, warrant or other right or the conversion or any other security. Shares issuable under stock options and warrants are deemed outstanding for computing the percentage of the person holding options or warrants but are not outstanding for computing the percentage of any other person.

As at April 30, 2018, the directors and Named Executive Officers (defined below under “Executive Compensation–Summary Compensation Table”) of Fennec and, to the knowledge of the directors and Named Executive Officers of Fennec, after reasonable enquiry, their respective associates, as a group, beneficially owned, directly or indirectly, or exercised control or direction over 40,740 Common Shares (approximately 0.22% of all outstanding Common Shares on such date) and options and warrants to purchase 1,981,820 Common Shares (approximately 10.72% of the aggregate of all outstanding Common Shares on such date).

The following table sets forth the number of Common Shares beneficially owned as of April 30, 2018 by: (1) each director and Named Executive Officer; (2) all directors and Named Executive Officers as a group; and (3) each person known by us to own 5 percent or more of the outstanding Common Shares. The percentage of beneficial ownership for the following table is based upon 18,489,603 Common Shares outstanding as of April 30, 2018. Except as indicated below, the security holders listed possess sole voting and investment power with respect to the shares beneficially owned by that person. The address for each listed shareholder who is a director or a Named Executive Officer is c/o Fennec Pharmaceuticals Inc., PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, North Carolina 27709.

Name	Common Shares	Common Share Options Exercisable Within 60 Days	Common Share Purchase Warrants Exercisable Within 60 Days	Total Stock and Stock Based Holdings(1)	% Ownership(1)
Adrian J. Haigh	-	173,579	-	173,579	0.93%
Dr. Khalid Islam	-	238,825	-	238,825	1.28%
Robert Andrade	-	516,011	-	516,011	2.72%
Marco Brughera	-	55,545	-	55,545	0.30%
Chris A. Rallis	-	131,850	-	131,850	0.71%
Rostislav Raykov	40,740	866,010	-	906,750	4.68%
All Officers and Directors as a Group	40,740	1,981,820	-	2,022,560	9.88%
Southpoint Capital Advisors, LP.(2)	3,997,214	-	-	3,997,214	21.62%
Essetifin SpA(3)	3,225,694	-	-	3,225,694	17.45%
Manchester Management Company, LLC.(4)	959,966	-	999,999	1,959,965	10.06%
venBio Select Advisor, LLC.(5)	1,022,666	-	83,333	1,105,999	5.95%
683 Capital Management, LLC.(6)	867,185	-	104,167	971,352	5.22%

(1)	For purposes of this table “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any Common Shares that such person or group has the right to acquire within 60 days after April 30, 2018. For purposes of computing the percentage of outstanding Common Shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after April 30, 2018 are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. As of April 30, 2018 there were 18,489,603 Common Shares issued and outstanding.

(2)	Southpoint Capital Advisors, LP, 623 Fifth Avenue, Suite 2503, New York, New York 10022. John S. Clark, II holds dispositive power over the shares owned by Southpoint Capital Advisors, LP.

(3)	Essetifin SpA, Via Sudafrica 20, Rome, Italy 00144. Mario Artali holds dispositive power over the shares by Essetifin SpA.

(4)	Manchester Management Company, LLC, 131 Charles Street, 1st Floor, Boston Massachusetts 02114. Includes 1,250,000 shares owned by Manchester Explorer, L.P. and 416,666 shares owned by JEB Partners, L.P. Manchester Management holds dispositive power over the shares held by Manchester Explorer, L.P. and JEB Partners, L.P. Jeb Besser and Morgan Frank hold shared dispositive power over the shares held by Manchester Management Company, LLC. Additionally, Jeb Besser owns 126,633 shares for which he has sole dispositive power and Morgan Frank owns 166,666 shares for which he has sole dispositive power.

(5)	venBio Select Advisor, LLC, 120 West 45th Street, Suite 2802, New York, NY 10036. Behzad Aghazadeh holds dispositive power over the shares owned by venBio Select Advisor, LLC.

(6)	683 Capital Management, LLC, 595 Madison Avenue, 17th Floor, New York, New York 10025. Ari Zweiman holds dispositive power over the shares owned by 683 Capital Management, LLC.

Approval Requirements and Eligible Voting Shares

Each of the Ordinary Matters and Special Matter must be approved by a simple majority of the votes cast by Shareholders, present in person or by proxy at the Meeting. For these purposes, any spoiled votes, illegible votes, defective votes, abstentions, and broker non-votes will not be considered votes cast.

Other Business

Other than the Ordinary Matters and Special Matter discussed elsewhere in this Circular, management of Fennec does not intend to present and does not have any reason to believe that others will present, at the Meeting, any item of business other than those set forth in this Circular. If, however, any other business is properly presented at the Meeting and may properly be considered and acted upon, proxies will be voted by those named in the applicable form of proxy in their sole discretion, including with respect to any amendments or variations to the matters identified herein.

ORDINARY MATTERS

Presentation of Financial Statements

The audited financial statements of the Corporation for the fiscal year ended December 31, 2017, together with the report of the auditors thereon, will be placed before the Meeting. Shareholders who wish to be added to the mailing list for the annual financial statements and Management’s Discussion and Analysis should complete the appropriate sections of the proxy or contact the undersigned at PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, North Carolina 27709 Attention: Secretary.

Election of Directors

The number of directors of Fennec to be elected at the Meeting is five (5). The following are the names of the persons for whom it is intended that votes will be cast for their election as directors of the Corporation pursuant to the proxy which is hereby solicited, unless the Shareholder directs therein otherwise:

Dr. Khalid Islam

Mr. Adrian Haigh

Mr. Chris A. Rallis

Mr. Marco Brughera

Mr. Rostislav Raykov

The term of office for each such person will be until Fennec’s next annual meeting of Shareholders or until such person’s successor is elected or duly appointed. In the event that prior to the Meeting any vacancies occur in the slate of nominees submitted above, it is intended that discretionary authority shall be exercised to vote the proxy hereby solicited (unless otherwise directed as aforesaid) for the election of any other person or persons as directors. Fennec management is not now aware that any of such nominees would be unwilling to serve as a director if elected.

The Board unanimously recommends that Shareholders vote FOR the election of the above-named director nominees. The persons named in the enclosed form of proxy will vote FOR the election of each of the director nominees to hold office until the close of the next annual meeting of Shareholders, unless a Shareholder has specified in the proxy that his or her Common Shares are to be withheld from voting in respect thereof.

Fennec has adopted a majority voting policy in director elections that will apply at any meeting of Shareholders where an uncontested election of directors is held. Pursuant to this policy, if the number of proxy votes withheld for a particular director nominee is greater than the votes for such director, the director nominee will be required to submit his or her resignation as a director to the Chair of the Board promptly following the applicable Shareholders’ meeting. Following receipt of resignation, the Governance and Nominating Committee will consider whether or not to accept the offer of resignation and make a recommendation to the Board. Within 90 days following the applicable Shareholders’ meeting, the Board shall publicly disclose in a news release their decision whether to accept the applicable director’s resignation or not, including the reasons for rejecting the resignation, if applicable. The Board shall accept the resignation absent exceptional circumstances. A director who tenders his or her resignation pursuant to this policy will not be permitted to participate in any meeting of the Board or the Governance and Nominating Committee at which the resignation is considered. A copy of the majority voting policy may be found on the Fennec website at www.fennecpharma.com.

The following table sets forth the name of each of our executive officers and directors, such person’s principal occupation or employment, all other positions with Fennec and any significant affiliate thereof now held by such person, if any, the year in which such person became a director of Fennec and such person’s age.

The Corporation has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The current members of such committees are noted below.

Name and Province/State and Country of Residence, Position	Current Principal Occupation and Principal Occupation for Previous Five Years	Director Since	Common Shares Held	Options to Acquire Common Shares

Robert Andrade, Texas USA Chief Financial Officer	CFO of Fennec Pharmaceuticals; previously senior analyst Magnetar Capital; previously Portfolio Manager Millennium Partners	N/A	-	516,011
Chris A. Rallis, North Carolina, USA Director(1)(2)	Executive in-residence at Pappas Ventures; previously, CEO of ImmunoBiosciences	August 2011	-	131,850
Rostislav Raykov, New Jersey, USA Chief Executive Officer, Director	CEO of Fennec Pharmaceuticals Inc.; previously Portfolio Manager Alchem Partners; previously Portfolio Manager John Levin & Company	July 2009	40,740	866,010
Marco Brughera, Milano, Italy Director(2)(3)	CEO of Leadiant Biosciences SpA; previously Global Head Rare Disease and R&D at Sigma-tau; VP Preclinical Development at Nerviano Medical Sciences.	August, 2016	-	55,545
Adrian J. Haigh, Dublin, Ireland Director(1)(3)	Senior Vice President and General Manager of EMEA Region at PTC Therapeutics; previously Chief Operating Officer at Gentium GmbH; previously Regional VP Commercial Operations at Biogen Idec	April 2014	-	173,579
Khalid Islam, Zug, Switzerland Chairman of Board, Director(1)(2)(3)	Founder/co-founder of Sirius Healthcare Partners GMbH; previously Chairman and CEO of Gentium S.p.A.; previously CEO of Arpida AG	April 2014	-	238,825

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Governance and Nominating Committee

Robert Andrade

Mr. Andrade has served as Chief Financial Officer since November 2015. Mr. Andrade was previously Chief Financial Officer and Director of Fennec from September 2009 until August 2013. In addition to his role with Fennec, Mr. Andrade was a private investor in 2015, and a senior analyst at Magnetar Capital from 2013 - 2014. Mr. Andrade graduated from University of Southern California, where he earned a Masters of Arts degree and Bachelor of Arts degree in economics.

Chris A. Rallis

Mr. Rallis has served as a director of Fennec since August 2011. Mr. Rallis has been an executive-in-residence at Pappas Ventures, a life science venture capital firm since January 2008. Previously, Mr. Rallis was the President and Chief Executive Officer of ImmunoBiosciences, Inc. (“IBI”), a vaccine technology company formerly located in Raleigh, North Carolina from April 2006 through June 2007. Prior to joining IBI, Mr. Rallis served as an executive in residence (part-time) for Pappas Ventures, and as a consultant for Duke University and Panacos Pharmaceuticals, Inc. Mr. Rallis is the former President and Chief Operating Officer (“COO”) and director of Triangle Pharmaceuticals, Inc., which was acquired by Gilead Sciences in January 2003 for approximately $465 million. Prior to assuming the role of President and COO in March 2000, he was Executive Vice President, Business Development and General Counsel. While at Triangle, Mr. Rallis participated in 11 equity financings generating gross proceeds of approximately $500 million. He was also primarily responsible for all business development activities which included a worldwide alliance with Abbott Laboratories and the in-licensing of ten compounds. Before joining Triangle in 1995, Mr. Rallis served in various business development and legal management roles with Burroughs Wellcome Co. over a 13-year period, including Vice President of Strategic Planning and Business Development. Mr. Rallis also serves on the boards of Aeolus Pharmaceuticals, a biopharmaceutical company located in Mission Viejo, California and Tenax Therapeutics, Inc., a biopharmaceutical company located in Morrisville, North Carolina. Mr. Rallis received his A.B. degree in economics from Harvard College and a J.D. from Duke University. As a result of these and other professional experiences, Mr. Rallis possesses particular healthcare industry knowledge and experience which strengthens the Board’s collective qualifications, skills, and experience.

Rostislav Raykov

Mr. Raykov has served as a director of Fennec since July 2009 and as Chief Executive Officer since July 2009. From January 2006 to December 2007, Mr. Raykov was a portfolio manager for Alchem Investment Partners and John Levin & Co. Prior to founding Alchem, Mr. Raykov was a portfolio manager and securities analyst for John A. Levin & Co. Event Driven Fund (2002-2005). Prior to joining John A. Levin & Co., Mr. Raykov was a securities analyst for the Merger Fund at Tiedemann Investment Group (1999-2002) and an investment banking analyst at Bear Stearns (1998-1999).  Mr. Raykov earned a B.S. in Business Administration from the University of North Carolina at Chapel Hill. As a result of these and other professional experiences, Mr. Raykov has financial expertise and experience with the Corporation as it has developed within the drug development industry and, as such, is able to provide the Corporation with unique insight and guidance.

Marco Brughera

Since January 2011, Dr. Brughera has been CEO of Lediant Biosciences SpA and has held several positions for the Sigma-Tau Group, including CEO and Global Head of Sigma Tau Rare Disease, President of Sigma-Tau Research and President of Sigma-Tau Pharmaceuticals. He drove the commercial revival of a lead oncology product line resulting in its successful sale for a total of around $900M. He also successfully out-licensed the Defibrotide US rights to Jazz Pharmaceuticals. From 2004 to 2010, Dr. Brughera served as the Vice President of Preclinical Development at Nerviano Medical Sciences (NMS), a pharmaceutical oncology-focused integrated discovery and development company. He also served as the Managing Director at Accelera, an independent contract research organization with the NMS Group. From 1999 to 2004, Dr. Brughera held several senior level positions in the areas of research and development with Pharmacia and Pfizer. Prior to 1999, he held various positions at Pharmacia & Upjohn and Farmitalia Carlo Erba SpA, an Italian pharmaceutical company. He currently serves on the Board of Solgenix and Lee’s Pharmaceutical and until early 2014 was a member of the Board of Gentium SpA. Dr. Brughera earned his degree in veterinary medicine from the University of Milan and is a European Registered Toxicologist Mr. Brughera has wide-spread experience and knowledge of pharmaceutical drug development in international companies. His knowledge in particular, of clinical drug development in Europe, deepens the Board’s collective qualifications, skills and experience.

Adrian J. Haigh

Mr. Adrian Haigh has been Senior Vice President and General Manager of EMEA Region and Asia Pacific at PTC Therapeutics, Inc. since September 2014. Previously Mr. Haigh served as Senior Vice President, Commercial Operations and Chief Operating Officer of Gentium GmbH since March 2011. Prior to joining Gentium, Mr. Haigh served as Regional Vice President, Commercial Operations at Biogen Idec where he managed several affiliates and also the global distributor business and prior to that was the General Manager of Amgen Nordis and Portugal. He served as the Executive Vice President of Global Marketing and Corporate Planning at EUSA Pharma and joined EUSA from Amgen where he led the international oncology franchise. Mr. Haigh previously has held senior commercial and marketing positions at SmithKline Beecham, Schering Plough, Organon and Novo Nordisk. He has been a Director of Fennec Pharmaceuticals Inc. since April 28, 2014 and a Director at Arch Biopartners Inc. since August 21, 2014. He received a Bachelor of Arts with Honors in Economic History from Huddersfield Polytechnic, West Yorkshire, England and a Diploma in Marketing from the Institute of Marketing. As a result of these and other professional experiences, Mr. Haigh has extensive international oncology development expertise which strengthens the Board’s collective qualifications, skills and experience.

Dr. Khalid Islam

Dr. Khalid Islam was the Chairman and CEO of Gentium S.p.A. (a Nasdaq-listed company; 2009-2014) where he led the transition from a loss-making to a cash-flow positive and profitable company. Under his leadership, the company value increased from US$25 million leading to a successful all cash US$1 billion merger with Jazz Pharmaceuticals, plc. Subsequent to the sale of Gentium, Dr. Islam has been involved from both an advisory and board level in several public and private healthcare related companies. From 1999-2008, Dr. Islam was President and CEO of Arpida AG where he transitioned the early-stage start-up to a SWX-listed company and raised US$300 million in the IPO and follow-ons. From 1987-1999, he held various positions in HMR & MMD (now Sanofi-Aventis). From 1977-1987, Dr. Islam worked in academia at Imperial College (Univ. of London) and in Milan University, where he was a contract professor. Dr. Islam is a graduate of Chelsea College and received his Ph.D. from Imperial College, University of London. He holds several patents and has published over 80 articles in leading journals. He is an advisor to the venture group Kurma Biofund (Paris). He is a founder/co-founder of Sirius Healthcare Partners GmbH (Zurich), PrevAbr LLC (D.C.), BioAim LLC (L.A.) & Life Sciences Management GmbH (Zug). Dr. Islam is Board Chair at Minoryx Therapeutics (Spain). He serves on the board of Karolinska Development (Sweden), MolMed S.p.A. (Italy) and Immunomedics Inc. (IMMU) all of which are traded publicly, and the private company OxThera (Sweden). In the past, he has served as Chairman of the Board of Directors of Pcovery Aps (Copenhagen), Adenium Aps (Copenhagen) and C10 Pharma AS (Oslo). Dr. Islam’s extensive international pharmaceutical expertise in transitioning companies from development to production strengthens the Board’s collective qualifications, skills and experience.

Appointment of Auditors

On May 12, 2017, the Corporation appointed Haskell & White LLP as the Corporation’s auditors. Shareholders will be asked to vote for the appointment of Haskell & White LLP as auditors of the Corporation, to hold office until the next annual meeting of Shareholders of the Corporation or until a successor is duly elected or appointed, at a remuneration to be fixed by the Board of Directors. Approval of the ordinary resolution requires the affirmative vote of a majority of the votes cast in respect thereof by holders of Common Shares represented at the Meeting. The person designated in the enclosed form of proxy intends to vote FOR the appointment of Haskell & White LLP as auditors of the Corporation, unless instructed otherwise.

The Board unanimously recommends that Shareholders vote FOR the appointment of Haskell & White LLP as auditors of the Corporation at the Meeting. The persons named in the enclosed form of proxy will vote FOR the appointment of Haskell & White LLP as auditors of the Corporation until the end of the next annual meeting of the Shareholders and the authorization of the directors to fix their remuneration, unless a Shareholder has specified in the proxy that his or her Common Shares are to be withheld from voting in respect thereof.

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables the Corporation’s Shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Circular in accordance with SEC rules.

For information on the Corporation’s executive compensation programs and how they reflect the Compensation Committee’s philosophy and are linked to the Corporation’s performance, see “Compensation Discussion and Analysis”.

We are asking for Shareholder approval of the compensation of our named executive officers as disclosed in this Circular in accordance with SEC rules, which disclosures include the disclosures under “Compensation Discussion and Analysis”, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Circular (the “Advisory Vote on Executive Compensation Resolution”).

This vote is advisory and therefore not binding on the Corporation, the Board or the Compensation Committee.

The following is the text of the advisory vote on executive Compensation resolution to be considered at the Meeting (the “Advisory Executive Compensation Resolution”):

RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed in this Circular pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis”, the compensation tables and narrative discussion be, and hereby is, APPROVED.

The Board unanimously recommends that Shareholders vote FOR the Advisory Executive Compensation Resolution. The persons named in the enclosed form of proxy will vote FOR the Advisory Executive Compensation Resolution, unless a Shareholder has specified in the proxy that his or her Common Shares are to be withheld from voting in respect thereof.

SPECIAL MATTER

Amendments to Executive Options

The Corporation wishes to extend certain options held by its executive officers, employees and consultants. The rules of the TSX require that any extension of the term options benefitting an insider and any extension of options where the exercise price of such options is below the current market price be approved by shareholders pursuant to Section 613(i)ii) of the TSX Company Manual. In addition, NASDAQ Listing Rule 5635(c) requires that any material amendment to a stock option be approved by shareholders.

Mr. Andrade, the Corporation’s Chief Financial Officer, holds options that are scheduled to expire as listed in the table below, and it is proposed that the expiry date of such options be extended. Further, the table below details the options proposed to be extended. The extension of Mr. Andrade’s options is intended to avoid further dilution caused by new grants following the expiry of such options in accordance with their terms. Accordingly, the Corporation’s shareholders are being asked to approve extension of the options held by Mr. Andrade in the manner set forth below:

Grant Date	Options	Strike Price	Market Price (1)	% Discount (2)	Current Expiry Date	Amended Expiry Date
08/18/2010	323,961	CAD$2.43	CAD$15.84	85%	08/13/2018	08/18/2020

(1)	In respect of options where the strike price is denominated in USD, this represents the closing price of the Corporation’s common shares on Nasdaq on the Record Date. In respect of options where the strike price is denominated in CAD, this represents the closing price of the Corporation’s common shares on the Toronto Stock Exchange on the Record Date.
(2)	Represents percentage discount of the strike price included in the table above to the market price.

Mr. Raykov, the Corporation’s Chief Executive Officer, also holds options that are scheduled to expire as listed in the table below, and it is proposed that the expiry date of such options be extended in a manner consistent with Mr. Andrade’s options referred to above. Further, the table below details the options proposed to be extended. Similarly, the extension of Mr. Raykov’s options is intended to avoid further dilution caused by new grants following the expiry of such options in accordance with their terms. Accordingly, the Corporation’s shareholders are being asked to approve extension of the options held by Mr. Raykov in the manner set forth below:

					Current	Amended
Grant Date	Options	Strike Price	Market Price (1)	% Discount (2)	Expiry Date	Expiry Date
08/18/2010	323,961	CAD$2.43	CAD$15.84	85%	08/18/2018	08/18/2020

(1)	In respect of options where the strike price is denominated in USD, this represents the closing price of the Corporation’s common shares on Nasdaq on the Record Date. In respect of options where the strike price is denominated in CAD, this represents the closing price of the Corporation’s common shares on the Toronto Stock Exchange on the Record Date.
(2)	Represents percentage discount of the strike price included in the table above to the market price.

It is proposed that a total of 647,922 options be extended as described above, which represents 3.5% of the Corporation’s issued and outstanding Common Shares as of the date hereof.

The resolution in respect of the foregoing proposed option extensions (the “Option Extension Resolution”) must be approved by a simple majority of the votes cast by the Shareholders voting in person or by proxy at the Meeting, other than the votes attaching to the 40,740 Common Shares beneficially held by Mr. Raykov (which represents 0.22% of the issued and outstanding Common Shares as of the date hereof). Mr. Andrade does not beneficially own any Common Shares. Unless otherwise directed, it is the intention of the management designees to vote proxies in the accompanying form in favor of the Option Extension Resolution.

The following is the text of the Option Extension Resolution to be considered at the Meeting:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.	The following changes to the expiry dates of the options granted to Mr. Robert Andrade under the Corporation’s Amended and Restated Stock Option Plan are hereby approved:

				Current	Amended
Employee	Grant Date	Options	Strike Price	Expiry Date	Expiry Date
Robert Andrade	08/18/2010	323,961	CAD$2.43	08/13/2018	08/18/2020

2.	The following changes to the expiry dates of the options granted to Mr. Rostislav Raykov under the Corporation’s Amended and Restated Stock Option Plan are hereby approved:

				Current	Amended
Employee	Grant Date	Options	Strike Price	Expiry Date	Expiry Date
Rostislav Raykov	08/18/2010	323,961	CAD$2.43	08/18/2018	08/18/2020

3.	Any director or officer of the Corporation is hereby authorized for and on behalf of the Corporation to take all actions and to execute all documents as may be desirable to give effect to this resolution.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion relates to the Named Executive Officers listed in the Summary Compensation Table below.

Mandate of the Compensation Committee

It is the task of the Compensation Committee to periodically review Fennec’s compensation structure with respect to its Named Executive Officers, including its Chief Executive Officer, to ensure that Fennec continues to attract and retain qualified and experienced individuals to its management team and to motivate these individuals to perform to the best of their ability and in Fennec’s best interests. The Compensation Committee determines the compensation of the Named Executive Officers, evaluates and approves the compensation plans, policies and programs of the Corporation and recommends to the Board from time to time other incentive compensation plans that it determines should be considered.

In reviewing executive compensation, the Compensation Committee relies on the advice of the Chief Executive Officer regarding other executive officers and allows him to participate in the Committee’s deliberations on those executive officers. The Chief Executive Officer, however, is not allowed to participate in the Committee’s deliberations on his compensation. The Compensation Committee may not delegate any of its responsibilities to another entity or to an individual without the approval of the Board.

General Compensation Philosophy

The key components of executive officer compensation are salaries, cash incentive awards and stock options. Fennec’s policy with respect to the compensation of Named Executive Officers is to establish annual goals with respect to corporate development and the individual areas of responsibility of each Named Executive Officers and then to review total compensation with respect to the achievement of these goals.

Salary and Non-Equity Incentive Awards

It is Fennec’s policy that the base salaries paid to its Named Executive Officers reflect, in addition to the criteria set out above, the individual’s responsibility, experience and achievements. Each year the Compensation Committee sets a series of objectives for each executive and for the executive team as a whole to determine the opportunity for cash incentive awards. These objectives are prioritized and assigned potential values in light of overall company objectives, including with respect to scientific, clinical, regulatory, intellectual property, business and corporate development, and financial objectives. The Compensation Committee reviews both base salaries and cash incentive awards on at least an annual basis to ensure that the relevant criteria are satisfied.

Stock Options

The annual compensation considerations also include the awarding of stock options. The granting of options to the Named Executive Officers under the Corporation’s Amended and Restated Stock Option Plan, as amended from time to time (the “Stock Option Plan”) serves three primary purposes: (1) to recognize significant performance during the past year; (2) to provide long-term incentives for future efforts, since the value of the options is directly dependent on the market valuation of the Corporation; and (3) to retain individuals, as the options typically vest over time. When determining whether and how many new option grants will be made, the Compensation Committee takes into account the amount and terms of any outstanding options. The Compensation Committee generally considers the granting of options twice annually to all eligible employees, including executive officers. The Committee, in its discretion, may grant options at other times during a fiscal year to a Named Executive Officer for performance or other reasons. Fennec does not require its Named Executive Officers to own a specific number of Common Shares.

Analysis of Named Executive Officer Compensation

The Compensation Committee is charged with annually reviewing and approving corporate goals and objectives relevant to each of the Named Executive Officer’s compensation, evaluating each officer’s performance in light of those goals and objectives, and fixing and determining each Named Executive Officer’s level of salary and award of cash incentive payments and options based on this evaluation. In determining the long-term incentive component of each Named Executive Officer’s compensation, the Compensation Committee considers the Corporation’s performance and relative shareholder return, the value of similar incentive awards to other similarly situated executive officers at companies in the comparator group, the awards given to the Named Executive Officer in past years, and such other factors as the Compensation Committee considers relevant. Specifically, the Compensation Committee’s review and evaluation includes measurement of the following areas:

•	the achievement of corporate objectives, such as financings, partnerships and other business development, and consideration of those achievements in light of budgetary constraints and other challenges facing the Corporation;
•	the Corporation’s financial condition;
•	the Corporation’s share price and market capitalization; and
•	the advancement of our product candidates, both preclinical and clinical.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Circular with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Circular.

Submitted by:      THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Marco Brughera, Chair

Chris Rallis

Khalid Islam

Compensation Committee Interlocks and Insider Participation

Marco Brughera, Chris Rallis and Khalid Islam are the current members of the Compensation Committee. None of these individuals was at any time during 2017 or at any other time an officer or employee of ours. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

The Board has determined that each member of the Compensation Committee is “independent” under applicable securities laws.

Summary Compensation Table

The following table sets out certain information respecting the compensation paid for the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015 to our Chief Executive Officer and to our Chief Financial Officer, who were the only executives officer whose compensation exceeded $100,000 for the fiscal year ended December 31, 2017 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary (USD$)	Bonus (USD$)	Option Awards (USD$)(1)	Total (USD$)
Rostislav Raykov, CEO	2017	262,500	160,000	187,579	610,079
	2016	215,000	-	156,885	371,885
	2015	180,000	-	-	180,000
Robert Andrade, CFO(2)	2017	195,000	110,000	93,788	398,788
	2016	177,500	-	268,933	446,433
	2015	110,791	-	-	110,791

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Dollar value amounts are based on individual grants to each of, Mr. Raykov and Mr. Andrade of 150,000, 100,000 and 75,000, 50,000 options, respectively, on July 5, 2016 and June 27, 2017, at an exercise price of $2.45 and $5.10 per common share, respectively, and will expire on July 5, 2023 and June 27, 2024, respectively. One-third of these options shall vest as of grant the grant date and be exercisable one year after the grant date (the “Vesting Commencement Date”). The remaining two-thirds of the options shall vest monthly at a rate of 1/36th of the remaining grant and shall be exercisable as of the last day of each following month after the Vesting Commencement Date. As of the third anniversary of the grant date, all of the options shall be vested.

(2)	Mr. Andrade served as the Chief Financial Officer of Fennec from September 2009 until August 2013. He re-joined as the Corporation’s Chief financial officer in November 2015.

Rostislav Raykov

Mr. Raykov has been employed by Fennec since July 2009. Pursuant to an employment agreement dated May 3, 2010 between Mr. Raykov and Fennec, Mr. Raykov is employed as Fennec’s Chief Executive Officer and: (a) received an initial annual salary in the amount of $140,000, subject to annual adjustment by our Board of Directors, (b) upon approval by shareholders of our amended stock option plan was granted options to purchase up to 5.0% of our common shares estimated by us to be outstanding upon completion of the 2010 Rights Offering, and (c) may receive annual bonuses at the sole discretion of the Board. If Mr. Raykov’s employment terminates due to a change of control of Fennec, Mr. Raykov’s remaining unvested options shall immediately vest and be fully exercisable. If Mr. Raykov is dismissed from employment by us for any reason other than “for cause,” we are obligated to pay Mr. Raykov severance compensation equal to twelve months of salary ($275,000 per year at December 31, 2017). The initial term of the agreement was for one year and the agreement automatically extends for additional one-year periods unless terminated by either party in accordance with the agreement. Effective January 1, 2018, Mr. Raykov’s salary was increased to $350,000 per year.

Robert Andrade

Mr. Andrade has been employed by Fennec since November 2015. Mr. Andrade is employed as Fennec’s Chief Financial Officer. Pursuant to an employment agreement dated November 13, 2015, Mr. Andrade (a) receives an initial annual salary in the amount of $165,000, and (b) may receive annual bonuses at the sole discretion of the Board. In addition, conditioned upon the approval of Fennec's shareholders, Fennec will extend Mr. Andrade's existing options to their original expiry date of seven years from issuance. If Mr. Andrade’s employment terminates due to a change of control of the Fennec, Mr. Andrade’s remaining unvested options shall immediately vest and be fully exercisable. If Mr. Andrade is dismissed from employment by us for any reason other than “for cause,” we are obligated to pay Mr. Andrade severance compensation equal to six months of salary ($200,000 per year at December 31, 2017). Effective January 1, 2018, Mr. Andrade’s salary was increased to $250,000 per year.

In addition to their employment agreements, Mr. Raykov and Mr. Andrade, are a party to a confidentiality and intellectual property agreement with the Corporation.

In the employment agreements for each of Mr. Andrade and Mr. Raykov “for cause” is generally defined as (1) material breach of the terms of the employment or intellectual property agreements; (2) failure to perform the duties inherent in the Employee’s position in good faith and in a reasonable and appropriate manner; or (3) acts of fraud or embezzlement or other intentional misconduct which adversely affects the Corporation's business.

Payments on Termination

The following table provides details regarding the estimated incremental payments from the Corporation to each of the current Named Executive Officers assuming termination without cause on December 31, 2017.

Name	Severance (1)	Estimated Bonus	Value of benefits
Rostislav Raykov
Chief Executive Officer	$275,000	$0	$0
Robert Andrade
Chief Financial Officer	$100,000	$0	$0

Note:

(1)	Severance payments are calculated based on the annualized salary and short term incentives described herein.

Payments on Change of Control

The following table provides details regarding the estimated incremental payments from the Corporation to each of the current Executive Officers upon change of control.

Name	Change of Control Multiple	Estimated Bonus(1)	Value of benefits
Rostislav Raykov	2 X	$637,499	$0
Chief Executive Officer
Robert Andrade	1.25 X	$301,563	$0
Chief Financial Officer

Note:

(1)	Change of control payments are calculated based on the two-year annualized average salary plus cash bonus as calculated as of December 31, 2017.

In addition to the payments above, an incentive plan has been established pursuant to which, upon completion of a change in control transaction, 1% of the transaction value (up to a maximum of $2,000,000) be set aside and paid to key personnel upon completion of such change in control transaction, with 50% of such incentive pool being payable to the CEO and the balance to other key personnel as determined by the CEO in consultation with the Compensation Committee.

Equity Grants, Exercises and Holdings

The following table sets forth information concerning the number and value of unexercised options held by each Named Executive Officer as of December 31, 2017. All executive awards, with the exception of those expiring 6/27/2024 and 07/05/2023, vest and are exercisable immediately. The current Stock Option Plan provides for grants denominated in US and CAD dollars.

	Number of Options
Name	Granted	Exercisable	Option Exercise Price		Expiration Date
Rostislav Raykov	100,000	-	USD$	5.10	06/27/2024
	150,000	70,833	USD$	2.45	07/05/2023
	25,000	25,000	USD$	2.69	12/31/2021
	83,333	83,333	USD$	1.59	01/24/2021
	16,666	16,666	USD$	0.72	08/23/2020
	50,000	50,000	USD$	1.05	11/20/2019
	17,050	17,050	CAD$	1.89	08/18/2018
	323,961	323,961	CAD$	2.43	08/18/2018
Robert Andrade	50,000	-	USD$	5.10	06/27/2024
	75,000	35,416	USD$	2.45	07/05/2023
	17,050	17,050	CAD$	1.89	08/18/2018
	323,961	323,961	CAD$	2.43	08/18/2018

Executive Incentive Plan Awards – Value Vested or Earned During the Year

The following table details the value of executive options on the vesting date that vested during 2017.

Name	Number of Options Vested During Year	Option-Based Awards Value Vested During the Year (USD$)(1)	Non-Equity Incentive Plan Compensation – Value Earned During the Year (USD$)
Rostislav Raykov	58,334	199,048	-
Robert Andrade	29,165	99,514	-
Total	87,499	298,562	-

(1) The value of the vested option-based awards represents the aggregate dollar value that would have been realized if the options under the option-based award had been exercised on the vesting date. The dollar value was computed by determining the difference between the closing market price of the Common Shares on the Nasdaq at the deemed exercise on the vesting date and the exercise price.

Termination Benefits

In the event of his termination with us other than for cause, we will be obligated to pay Mr. Raykov a one-time severance payment of $275,000 as of December 31, 2017. In the event of his termination with us other than for cause, we will be obligated to pay Mr. Andrade a one-time severance payment of $100,000 as of December 31, 2017.

Compensation of Directors

Director Compensation Table

The following table summarizes the compensation earned by the Corporation's non-executive directors for the year ended December 31, 2017.

Name	Fees paid in Cash	Stock Awards	Option Awards(1)(2)	Total

Dr. Islam	89,000	-	522,710	611,710
Mr. Brughera	41,500	-	98,452	139,952
Mr. Haigh	44,000	-	498,097	542,097
Mr. Rallis	49,000	-	98,452	147,452
Total	$223,500	$-	$1,217,711	$1,441,211

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Detail of grants are presented in the following table:

Name	Date of Grant	Number of Options Granted	Option Exercise Price $USD

Mr. Rallis	June 27, 2017	20,000	5.10
Mr. Brughera	June 27, 2017	20,000	5.10
Mr. Haigh	June 27, 2017	20,000	5.10
Dr. Islam	June 27, 2017	25,000	5.10
Mr. Haigh	April 25, 2014(1)	66,666	2.31
Dr. Islam	April 25, 2014(1)	66,666	2.31
Total		218,332

(1)	Original grant was for 133,333 options to each of Mr. Haigh and Dr. Islam. The grant’s conditional vesting clause could be satisfied by the Corporation obtaining either orphan drug designation in the EU or Pediatric Use Marketing Authorization status for PEDMARKTM. On March 7, 2017, the Corporation received notice that PUMA status had been achieved by Medicine & Healthcare products Regulatory Agency (MHRA). The ruling of the MHRA was reviewed by the Compensation Committee of the Board of Directors on August 10, 2017 and the board voted to vest the remaining portion of the original grants.

Equity Grants, Exercises and Holdings

The following table sets forth information concerning the number and value of unexercised options held by each Named Executive Officer as of December 31, 2017. All executive awards vest and are exercisable immediately.

Director Outstanding Equity Awards at December 31, 2017

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price (USD$)	Option Expiration Date	Value of Unexercised in- the-Money Options (USD$)(1)
Adrian Haigh	133,333	2.31	04/25/2021	1,027,997
	10,000	2.69	12/31/2021	73,300
	10,246	2.44	06/09/2023	77,665
	20,000	5.10	06/27/2024	98,400
Chris Rallis	3,333	1.50	11/18/2019	28,397
	8,333	0.60	04/04/2020	78,497
	9,259	0.54	05/17/2020	87,775
	11,111	0.45	08/17/2020	106,332
	4,762	1.05	11/20/2020	42,715
	4,166	2.40	04/03/2020	31,745
	1,700	2.94	05/17/2020	12,036
	5,208	0.96	08/13/2020	47,184
	16,666	0.72	08/23/2020	154,994
	3,144	1.59	01/24/2021	26,504
	4,329	2.31	04/25/2021	33,377
	1,389	3.60	05/15/2021	8,917
	1,792	2.79	08/04/2021	12,956
	1,960	2.55	11/07/2021	14,641
	10,000	2.69	12/31/2021	73,300
	1,992	2.51	03/16/2022	14,960
	2,173	2.30	05/11/2022	16,776
	2,127	2.35	08/03/2022	16,314
	4,062	1.23	11/10/2022	35,705
	14,344	2.44	06/09/2023	108,728
	20,000	5.10	06/27/2024	98,400
Khalid Islam	133,333	2.31	04/25/2021	1,027,997
	10,000	2.69	12/31/2021	73,300
	50,000	1.13	12/11/2022	444,500
	20,492	2.44	06/09/2023	155,329
	25,000	5.10	06/27/2024	123,000
Marco Brughera	35,545	2.11	12/30/2023	281,161
	20,000	5.10	06/27/2024	98,400

(1)	Calculated using the closing price of the Corporation’s common shares on December 29, 2017 USD$10.02 on the Nasdaq which was the last trading day for the year 2017.

Director Incentive Plan Awards – Value Vested During the Year

The following table details the value of director options on the vesting date that vested during 2017.

Name	Number of Options Vested During Year	Option-Based Awards Value Vested During the Year (USD$)(1)	Non-Equity Incentive Plan Compensation – Value Earned During the Year (USD$)

Adrian Haigh	86,666	282,664	-
Chris Rallis	20,000	-	-
Khalid Islam	91,666	282,664	-
Marco Brughera	20,000	-	-
Total	218,824	565,328	-

(1) The value of the vested option-based awards represents the aggregate dollar value that would have been realized if the options under the option-based award had been exercised on the vesting date. The dollar value was computed by determining the difference between the closing market price of the Common Shares on the OTC at the deemed exercise on the vesting date and the exercise price.

The annual compensation considerations for non-executive directors also include the awarding of stock options. We believe that granting of options to the non-executive directors serves three primary purposes: (1) to recognize the significant time and effort commitments during the past year; (2) to provide long-term incentives for future efforts since the value of the options is directly dependent on the market valuation of the Corporation; and (3) to retain quality individuals. When determining whether and how many new option grants will be made, the Compensation Committee takes into account the amount and terms of any outstanding options. Fennec does not require its non-executive directors to own a specific number of Common Shares.

Each non-management member receives an annual base retainer of $30,000. The Chairman of the Board shall receive an additional annual fee of $50,000 and includes all activities of the Chairman. The Chair of the Audit Committee receives an additional annual fee of $7,500. Chair of any other Committee shall receive an additional annual fee of $5,000. These annual base retainer and annual cash fees are to be paid quarterly and are in lieu of any per-meeting fees. Board members shall also be reimbursed for any out of pocket disbursements for attending Board or Committee meetings or any other meeting at the Corporation’s request. Certain non-management directors are entitled to additional fees of US$2,000 per month, plus US$1,000 per attended meeting in connection with committee membership and meeting attendance

OTHER INFORMATION

Stock Option Plan

The Stock Option Plan as last ratified by Shareholders on June 8, 2016 was adopted to develop the interest and incentive of eligible employees, directors and other service providers of the Corporation in the Corporation's growth and development by giving eligible Participants (as defined below) an opportunity to purchase Common Shares on a favourable basis, thereby advancing the interests of the Corporation, enhancing the value of the Common Shares for the benefit of all Shareholders and increasing the ability of the Corporation to attract and retain skilled and motivated individuals in the service of the Corporation. The maximum number of Common Shares that may be issued under the Stock Option Plan is a rolling maximum equal to 25% of the issued and outstanding Common Shares from time to time (as of April 30, 2018, this maximum percentage equals 4,622,401 Common Shares). As of April 30, 2018 options for an aggregate of 2,506,964 Common Shares have been granted and remain issued and outstanding under the Stock Option Plan (representing approximately 14% of the currently issued and outstanding Common Shares), options for 296,135 Common Shares have been exercised under the Stock Option Plan (representing approximately 1.6% of the currently issued and outstanding Common Shares) since June 27, 2017, and the Stock Option Plan has 2,115,437 unallocated options (representing approximately 11.4% of the currently issued and outstanding Common Shares).

Within the above aggregate limit of 25% of the issued and the issued and outstanding Common Shares from time to time, the Stock Option Plan contains no limits on the number or percentage of such options that may be granted to insiders of the Corporation or to any one person. The Board currently has the right, in its sole discretion, to alter, amend or discontinue the Stock Option Plan from time to time and at any time. However, no such amendment or discontinuation may alter or impair the rights or increase the obligations under the Stock Option Plan of Participants without the consent of the Participants. Further, any amendment to the Stock Option Plan is subject to prior regulatory approval. The Stock Option Plan’s amending procedures explicitly provide that shareholder approval is not required to implement any amendments, save and except for amendments related to (i) the maximum number of Common Shares or any other shares of the Corporation which are reserved for issuance under the Stock Option Plan (and under any other share compensation arrangement of the Corporation); (ii) a reduction in the exercise price for options held by insiders; and (iii) an extension to the term of options held by insiders. Examples of the amendments that may be made by the Board without shareholder approval include, without limitation, amendments related to (a) the vesting provisions of the Stock Option Plan or any option granted under the Stock Option Plan, (b) the early termination provisions of the Stock Option Plan or any option granted under the Stock Option Plan, (c) the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of Participants, and the subsequent amendment of any such provision which is more favourable to such Participants, (d) the addition or modification of a cashless exercise feature, payable in cash or Common shares, which provides for a full deduction of the number of underlying Common Shares from the Stock Option Plan reserve, (e) changing the maximum percentage of Common Shares which are reserved for issuance under the Stock Option Plan to a maximum number of Common Shares not exceeding the number of Common Shares which then represents the maximum percentage previously approved by the Corporation’s security holders; (f) the suspension or termination under applicable laws (including, without limitation, the rules, regulations and policies of the TSX); and/or (g) general housekeeping matters.

Participation in the Stock Option Plan shall be limited to directors, employees and service providers who are designated from time to time by the Compensation Committee (each, a “Participant”). Board nominees or other associates or affiliates of the Corporation’s largest shareholder, Southpoint Capital Advisors, are not eligible to participate in the Stock Option Plan. Subject to the terms of the Stock Option Plan, the Compensation Committee determines the Participants designated to participate in the Stock Option Plan, the number of Common Shares such Participant is entitled to purchase and the price at which the Common Shares may be purchased and the applicable vesting period. The option price at which the Common Shares may be purchased under the Stock Option Plan is the fair market value of the Common Shares of the Corporation at the time of grant, which under the Stock Option Plan is the closing price of the Common Shares on the TSX or NASDAQ Stock Market on the trading day immediately preceding the date of grant (if the Common Shares are then listed on the TSX or NASDAQ Stock Market).

Options granted under the Stock Option Plan must be exercised within a period of seven (7) years from the date of grant, failing which the Participant's right to purchase such Common Shares lapses. The Stock Option Plan provides that should the expiry date of any vested stock option of a Stock Option Plan participant fall on, or within nine (9) trading days immediately following, a Black-Out Period, the expiry date of such a vested stock option will automatically be the date that is ten (10) trading days from the date the relevant Black-Out Period ends. Unless otherwise determined by the Compensation Committee and specifically set forth in the stock option agreement executed by the Participant, options vest and may be exercised by the Participant as to one-third on each of the first, second and third anniversaries of the date of grant. The Compensation Committee may, however, in its sole discretion by written notice to any Participant, accelerate the vesting of all or any of the options of a Participant. The Participant's rights under the options granted under the Stock Option Plan are not assignable or transferable by the Participant. The Corporation does not currently have any arrangements in place for financial assistance to facilitate the purchase of securities by Participants under the Stock Option Plan.

A Participant’s right to exercise options ceases following any of the following events (each of which, a “Participant Termination Date”): (i) if an employee, such Participant’s employment with the Corporation or any of its subsidiaries is terminated for any reason; (ii) if a director, such Participant ceases to be a director on the Board for any reason; or (iii) if a service provider, such Participant ceases to provide services to the Corporation. In such case, the Participant, or the Participant's legal representative, as the case may be, may only exercise such options that are then vested any time prior to the earlier of: the original expiry date of such option, or within 30 days of the Participant Termination Date, or if specifically approved by the Board, such later date which may not be more than three (3) years following the Participant Termination Date.

For U.S. federal income tax purposes, an optionee who is granted an incentive stock option under the Stock Option Plan will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise will increase the optionee’s alternative minimum taxable income by an amount equal to the difference, if any, between the fair market value of the shares at the time of exercise and the option's exercise price, and therefore may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option’s exercise or (ii) the sale price of the shares. Fennec will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares. Options that do not qualify as incentive stock options under the Stock Option Plan are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also one of our employees will be subject to tax withholding by us. Fennec will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

Stock Option Burn-Rate

The following table sets out information with respect to the burn-rate calculations for the Stock Option Plan as at December 31, 2017, 2016 and 2015.

Description		Percentage
Burn Rate	The total number of options issued in 2017 divided by the weighted average number of outstanding Common Shares for 2017	2.27%
	The total number of options issued in 2016 divided by the weighted average number of outstanding Common Shares for 2016	2.90%
	The total number of options issued in 2015 divided by the weighted average number of outstanding Common Shares for 2015	0.65%

Directors’ and Officers’ Liability Insurance

Fennec has liability insurance for its directors and officers. The aggregate annual premium for that insurance is approximately $115,430 no part of which is payable by the directors and officers of the Corporation. The insurance coverage under the policy for each loss is limited to an annual aggregate of $2,500,000 for each policy year. Total limits provided (under both primary and excess policies) total $7,500,000, with an additional $2,500,000 applicable solely to Side A (non-indemnifiable claim(s)). The policy is subject to a $250,000 retention for any non-securities claim, $750,000 for securities claims and $1,500,000 for merger objection suits and there shall be no retention for any non-indemnifiable claim(s) made against a director or officer.

Indebtedness of Directors and Executive Officers

Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prohibits Fennec from making or arranging an extension of credit to its directors or executive officers in the form of a personal loan.

No individual, who is or was a director, executive officer or employee of Fennec, nor any proposed nominee for election as a director of Fennec, nor any associate of any one of them:

(i)	is or, at any time since the beginning of Fennec’s most recent completed financial period, has been indebted to Fennec or any of its subsidiaries; or

(ii)	was indebted to another entity, which indebtedness is, or was at any time during Fennec’s most recent completed financial period, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Fennec or any of its subsidiaries.

Interest of Informed Persons in Material Transactions

In accordance with the BCBCA and our articles, directors who have a material interest in any person who is a party to a material contract or a proposed material contract with Fennec are required to disclose that interest and abstain from voting on any resolution to approve that contract.

To the knowledge of Fennec, except as disclosed below, no informed person or proposed nominee for election as a director of Fennec and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of Fennec’s last completed financial period or in any proposed transaction which has materially affected or would materially affect Fennec or any of its subsidiaries.

In accordance with regulations of the SEC, Fennec must disclose in this Circular any transaction or series of transactions in Fennec’s last two completed fiscal years to which Fennec was a party and in which any director or executive officer of Fennec, or any of their immediate family members had a direct or indirect material interest, if the amount involved exceeds the lesser of $120,000 or one (1) percent of the average of the Corporation’s total assets at year end for the last two completed fiscal years (a “Related Party Transaction”).

Performance Graph

The following line graph compares the percentage change, from December 31, 2012 to December 31, 2017, in cumulative total shareholder return for $100 (CAD$ for TSX and US$ for AMEX) invested in our Common Shares with cumulative total return of the AMEX Composite, the AMEX Biotechnology Index and the S&P/TSX Composite Total Return Index.

Equity Compensation Plan Information

The following table provides certain information with respect to securities authorized for issuance under equity incentive plans as of December 31, 2017 (share amounts are in thousands):

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options warrants and rights (*)	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
Equity compensation plan approved by shareholders	2,315	USD $ 2.45	2,288
Total	2,315		2,288

* The Corporation’s current stock option plans allow for the issuance of stock options denominated in both U.S. dollars and Canadian dollars. This table presents the number and weighted-average exercise price of outstanding options by the currency associated with the original grants. At December 31, 2017 we had 1,603 stock options denominated in U.S. dollars with a weighted-average exercise price of $2.70 and 712 stock options denominated in CAD dollars with a weighted-average exercise price of CAD$2.38. There were a total of 2,315 stock options outstanding with a combined weighted-average exercise price of USD$2.45 (Canadian denominated exercise prices were converted using the December 31, 2017 exchange rate of 0.7966 CAD/USD. At December 31, 2017, we had 2,288 stock options available for future issuance.

REPORT ON CORPORATE GOVERNANCE

Fennec believes that good corporate governance is important to ensure that Fennec is managed for the long-term benefit of its shareholders. In connection with Fennec’s commitment to comply with the standards of applicable securities legislation, Fennec has continued to review Fennec’s corporate governance practices and policies and has compared them to developing practices and regulation in Canada and the United States. In particular, Fennec has considered developing rules and guidelines for corporate governance practices and policies, and related disclosures, promulgated by the Canadian Securities Administrators, the SEC as well as the Sarbanes-Oxley Act of 2002.

Fennec’s Board has adopted a Mandate of the Board of Directors, Corporate Governance Guidelines and a Code of Business Conduct and Ethics applicable to all officers, directors and employees of Fennec. The Board has also (i) restated the charter of the Audit Committee, (ii) established a separate Governance and Nominating Committee and adopted a written charter for the committee, (iii) restated the charter of the Compensation Committee, and (iv) appointed an Independent Chairman of the Board. Each of the various committee charters and other corporate governance documents are regularly reviewed with a view to determining if any updates are necessary or advisable.

Set out below is a description of certain corporate governance practices of the Corporation.

Shareholder Communications

Shareholders who wish to communicate with members of the Board of Directors, including the independent directors individually or as a group, may send correspondence to them care of the Chief Executive at our principal executive offices. Such communication will be forwarded to the intended recipient(s). Fennec currently does not intend to have the Chief Executive screen this correspondence, but it may change this policy if directed by the Board due to the nature or volume of the correspondence.

Board of Directors

The Board of Directors is composed of a majority of independent directors. The Board applies the definition of independence found in Canadian National Instrument 58-101 and National Policy 58-201. The Board has determined that four of the current five directors are “independent”, being Messrs. Rallis, Brughera, Haigh and Islam. Only one director has a material relationship with the Corporation and are therefore is not independent. Mr. Raykov, Chief Executive Officer of the Corporation is considered to have a material relationship with the Corporation by virtue of his executive officer position. Fennec is of the view that the composition of its Board reflects a diversity of background and experience that are important for effective corporate governance. Other directorships held by Board members are described in this Circular under the heading “Ordinary Matters – Election of Directors.”

During the financial year ended December 31, 2017, the Board devoted a portion of six meetings to discuss in the absence of directors who are not “independent,” and certain of the Committees also conducted executive sessions where all participants were independent directors. In order to facilitate open and candid discussion among its independent directors, the Corporate Governance Guidelines provide that independent directors should meet at least annually without the presence of management or non-independent directors, that the Chairman or Lead Independent Director is authorized to call additional meetings of the independent directors and that the Chairman or Lead Independent Director is authorized to act as the presiding director at such meetings and to develop the agenda for such meetings. In addition, each Board member is free to suggest the inclusion of items on any Board or Committee meeting agenda and suggest pre-meeting materials to either the Chair of the Board or the Lead Independent Director. At any meeting of the Board, each Board member is also free to raise subjects that are not on the agenda for that meeting. Furthermore, each Board committee, the Chairman and the Lead Independent Director, on behalf of the independent directors as a group, have the authority to hire legal, accounting, financial or other advisors as they may deem necessary in their best judgment, without the need to obtain the prior approval of any officer of the Corporation. The Chief Financial Officer of the Corporation will arrange for payment of the invoices of any such third party.

Directors’ Attendance

For the fiscal year ended December 31, 2017, the Board met on twelve occasions, the Audit Committee met on five occasions, the Compensation Committee met on five occasions, and the Governance and Nominating Committee met on five occasions. The following table sets forth the attendance of directors at meetings of the Board.

Director	Attendance at Board Meetings

Adrian Haigh	12/12

Chris Rallis	12/12

Khalid Islam	11/12

Marco Brughera	11/12

The Board expects management to be responsible for the day-to-day operations of and to implement the approved strategic business plan within the context of authorized budgets and corporate policies and procedures. Management is expected to report regularly to the Board in a comprehensive, accurate, and timely fashion on Fennec’s business and affairs.

Fennec does not have a formal written policy regarding attendance of Board members at annual meetings of the shareholders. Fennec, however, strongly encourages all directors to attend such meetings.

Mandate of the Board of Directors

The Board has the overall responsibility for the strategic planning and general management of Fennec’s business and affairs. In fulfilling its responsibilities, the Board is responsible for, among other things:

•	adoption of a strategic plan;
•	approval of the annual operating and capital expenditure budgets;
•	identification of the principal risks of the business and ensuring the implementation of the appropriate systems to manage these risks;
•	succession planning, including appointing and monitoring senior management;
•	adoption of a communications policy;
•	approval of acquisitions, dispositions, investments and financings that exceed certain prescribed limits;
•	integrity of the internal control and management information systems; and
•	development of clear position descriptions for directors, including the Chair of the Board, the Chair of each Board committee and, together with the CEO, a clear position description for the CEO.

The Board discharges its responsibilities directly and through committees that have specific areas of responsibility. The frequency of Board meetings and the nature of items discussed during the meetings depend on the opportunities or risks that Fennec faces. The Board, directly and through its committees, has adopted a process whereby it assesses the risk factors that must be identified and managed to ensure Fennec’s long-term viability.

The Board mandate generally describes the Board’s expectation of management and provides a list of specific matters for which management must obtain Board approval prior to implementation. The Board mandate also provides that the Board annually establish performance objectives for the CEO, which responsibility has been delegated to the Compensation Committee. In addition, the Board receives regular updates from management concerning the Corporation’s progress toward achieving corporate goals. The Board has also delegated to the Compensation Committee responsibility for evaluating the CEO’s compensation, which evaluation includes review of the CEO’s performance against annual performance objectives for the year and input from the Chairman, Lead Independent Director as well as other directors.

The Board Mandate is attached as Schedule “A-1” to this Circular.

Position Descriptions

The Board Mandate and the Governance and Nominating Committee Charter provide that the Board is responsible for the development of clear position descriptions for directors, including the Chair of the Board and the chair of each board committee; and, together with the Chief Executive Officer, a clear position description for the Chief Executive Officer, which includes delineating management’s responsibilities.

Board Leadership Structure

On December 9, 2015, Khalid Islam was elected Chairman of the Board. The Board determined that in the best interest of the Corporation the most effective leadership structure at this time is to separate the roles of Chairman and Chief Executive Officer. As an independent director, Dr. Islam is responsible for overseeing and ensuring the independence of and separation between management and the Board.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing the identification and management of our principal risks. The Board of Directors regularly receives reports from senior management on areas of material risk to our Corporation, including our credit, liquidity, operational, legal and regulatory risks. In carrying out its responsibilities under its charter, the Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, and it also meets periodically with management to discuss policies with respect to risk assessment and risk management. In addition, the Compensation Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, and the Governance and Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee oversees certain risks and the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Ethical Business Conduct

In February 2004, Fennec’s Board adopted a Mandate of the Board of Directors, Corporate Governance Guidelines and a Code of Business Conduct and Ethics (the “Code”) applicable to all officers, directors and employees of Fennec. You can access the Code in the corporate governance section of Fennec’s website at www.fennecpharma.com. Fennec undertakes to provide any person without charge, upon request, a copy of such code by writing to Attn: Code of Ethics Request, Fennec Pharmaceuticals Inc., 68 TW Alexander Drive, PO Box 13628, Research Triangle Park, North Carolina 27709. Fennec is committed to adhering to applicable legal requirements and maintaining the highest standards of conduct and integrity. The Code is intended to promote those goals in conjunction with the Corporation’s Insider Trading Policy, Disclosure Policy and Audit Committee Complaint Procedures. The Code sets out the legal and ethical standards of conduct for personnel of Fennec and addresses topics such as: reporting obligations and procedures; honest and ethical conduct and conflicts of interest; compliance with applicable laws and Corporation policies and procedures; confidentiality of corporate information; use of corporate assets and opportunities; public disclosure and books and records; and non-retaliation. The Board is not aware of any conduct of a director or officer that constitutes a departure from the Code and, as a result, since the beginning of Fennec’s fiscal year ended December 31, 2017, there have been no material change reports filed that pertain to such a departure.

The Code provides that the Governance and Nominating Committee shall monitor and periodically evaluate compliance with the Code and its application to the Corporation’s business. In addition, the Code sets out the procedures adopted by the Audit Committee for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting control, or auditing matters. In each case, the Code provides that the Corporation will not discipline, discriminate against or retaliate against any employee who reports a complaint or concern in good faith, whether or not the information is ultimately proven to be correct, or who cooperates in any investigation or inquiry thereof.

In order to ensure independent judgment in considering transactions or agreements in which a director or officer has a material interest, the Code contains a process that must be followed regarding the disclosure, consultation and approval of transactions involving potential conflicts of interest. As a first step, officers and directors must disclose such matters to the Chief Executive Officer and to the Chair or any other disinterested member of the Governance and Nominating Committee charged with reviewing conflicts of interest. The Board has adopted rules for what activities constitute conflicts of interest and potential conflicts of interest, as well as procedures for determining whether a relationship or transaction constitutes a conflict of interest, the current versions of which are attached as appendices to the Code. Following disclosure, any officer or director must avoid or terminate any activity that involves an actual or reasonably apparent conflict of interest unless it is determined at the appropriate level that the activity is not a conflict of interest or is otherwise not harmful to the Corporation or improper. Disinterested members of the Governance and Nominating Committee shall make any such determination.

In accordance with the BCBCA and our articles, directors who have a material interest in any person who is a party to a material contract or a proposed material contract with us are required to disclose that interest and abstain from voting on any resolution to approve that contract. In addition, no director, director nominee or officer may enter into any transaction or relationship that is disclosable by such person or the Corporation pursuant to the BCBCA or by the Corporation pursuant to SEC rules without the prior approval of the disinterested members of the Governance and Nominating Committees, and no such person may directly or indirectly approve, or represent the Corporation or the other party in arranging, the terms of any transaction between the Corporation and a party with which he/she has any relationship of a type that is disclosable by such person or the Corporation pursuant to the BCBCA or by the Corporation pursuant to SEC rules. All transactions between the Corporation and a party with which a director, officer or employee has such a relationship shall be on an arm’s length basis.

Orientation and Continuing Education

Responsibility for the oversight of orientation for new directors and continuing education programs for all directors with respect to the Corporation’s business and financial matters, corporate governance and other appropriate subjects is assigned to the Governance and Nominating Committee under its charter. In this regard, the Governance and Nominating Committee’s duties include ensuring the adequacy of the orientation and education program for new members of the Board.

The Governance and Nominating Committee is also responsible for arranging continuing education for directors in order to ensure that directors maintain the skill and knowledge necessary to meet their obligations as directors. Given the Corporation’s limited resources, to date, no formal external continuing education programs have been sponsored by the Corporation but members of the Board are free to attend such programs as they determine necessary and in the Corporation’s best interest. The Corporation also provides directors with the opportunity to meet with senior management of the Corporation, including the Chief Financial Officer, as well as external advisors, at any time and such personnel and advisers are regularly invited to present at Board meetings or in connection with Board retreats to provide updates in legal, accounting, governance and other business developments. Some meetings are held at the Corporation’s premises, allowing directors the opportunity to gain additional insight into the Corporation’s operations. In addition, analyst reports and other information relating to the Corporation’s business and the industry in which it operates are presented at Board meetings and strategy sessions and industry-related articles of interest are distributed to Board members from time to time. Pursuant to each Committee charter, directors are permitted to obtain advice and assistance from internal or external advisors, including for the purposes of continuing education and developments relevant to board responsibilities.

Nomination of Directors

The Board has a nominating committee as part of the Governance and Nominating Committee that is charged with identifying individuals qualified to become Board members. The Governance and Nominating Committee also recommends to the Board (a) the director nominees for the next annual meeting of shareholders and candidates to fill vacancies on the Board and (b) the directors to be appointed to Board Committees.

As part of its mandate, the Governance and Nominating Committee (i) develops criteria for selecting directors and, when appropriate, conducts searches for prospective Board members whose skills and attributes meet those criteria, (ii) considers nominees submitted to the Board by shareholders if appropriate biographical and background information is provided, applying the same criteria and following substantially the same process in considering candidates suggested by shareholders as it does in considering other candidates and (iii) prior to recommending a nominee for election, determines that the election of the nominee as a director would effectively further the policies set forth in the Corporation’s corporate governance guidelines.

In connection with its mandate to review and recommend to the Board the directors to be appointed to the various committees of the Board and the Chair of each committee, the Governance and Nominating Committee considers the desired qualifications for membership on each committee, the availability of each director to meet the time commitment required for membership on the particular committee, and the extent to which there should be a policy of periodic rotation of committee members.

The Governance and Nominating Committee also oversees the process of evaluations of the Board, its committees and executive management of the Corporation, and make recommendations to the Board as appropriate.

Term Limits

The Corporation has not adopted term limits for directors of the Corporation. The Board believes that the need to have experienced directors who are familiar with the business of the Corporation must be balanced with the need for renewal, fresh perspectives and a healthy skepticism when assessing management and its recommendations. In addition, as mentioned above the Board undertakes an assessment process that evaluates its effectiveness.

While term limits can help ensure the Board gains fresh perspective, imposing this restriction means the Board would lose the contributions of longer serving directors who have developed a deeper knowledge and understanding of the Corporation over time. The Board believes that term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and thereby provide an increasing contribution to the Board as a whole.

Board and Senior Management Diversity

The Corporation believes that an effectively functioning Board is critical to its success, and that its Board must have the flexibility to adopt director election and composition practices that suit its unique needs and circumstances. The Corporation seeks the most qualified persons, regardless of gender or other characteristics unrelated to expertise and performance. Accordingly, the Corporation does not have written policies or set targets with respect to representation of women on the Board or as members of its senior management team. Such policies, while well intended, may create arbitrary and technical impediments to the selection of the most qualified persons. This approach enables the Corporation to make decisions regarding the composition of its Board and senior management team based on what is in the best interests of the Corporation and its shareholders. The Corporation has no female executive officer and there are no women on the Board.

Short-Selling

Pursuant to the Corporation’s Insider Trading Policy, which is applicable to its directors, officers and other employees, no such person may engage in short-selling of the Corporation’s securities or any trading in exchange-traded options with respect to the Corporation’s securities. Any director or executive officer who wishes to enter into another type of hedging arrangement must consult with the Compliance Officer as legal restrictions and/or public disclosures may be required. In addition, margin loans using the Corporation’s securities and other pledges of such securities present the risk that the pledgee will foreclose and sell the securities at a time when the Corporation’s personnel are prohibited from trading, with possibly serious collateral consequences. For this reason, such an arrangement may be risky and should not be undertaken without the prior written approval of the Compliance Officer.

Compensation

The Board is responsible for establishing director and executive officer compensation and reviews such compensation at least as often as annually. The Board believes that directors should be fairly compensated for undertaking the responsibilities associated with serving as a director. At the same time, director compensation should be consistent with market practices generally. The Board delegates to the Compensation Committee responsibility for periodically assessing market practices for director and executive officer compensation. In addition, the Compensation Committee evaluates director compensation in the context of evaluating director recruitment and retention.

The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee is currently composed entirely of independent directors: Mr. Brughera (Chair), Mr. Rallis and Dr. Islam. The Compensation Committee held seven meetings in the fiscal year ending December 31, 2017.

In addition to director compensation, the Compensation Committee of the Board determines the compensation to be paid to Fennec’s executive officers and periodically reviews Fennec’s compensation structure to ensure that Fennec continues to attract and retain qualified and experienced individuals to Fennec’s management team and motivate these individuals to perform to the best of their ability and in Fennec’s best interests. Among other things, the Compensation Committee considers compensation levels of comparable positions in similarly sized organizations in the biotechnology industry. The Compensation Committee also administers the Stock Option Plan and approves new stock option grants.

Other Board Committees

The Board has created audit, compensation, and the governance and nominating committees to ensure that the Board functions independently of management. It is also customary practice for directors (i) to regularly receive detailed information describing Fennec’s performance, and (ii) when necessary, to speak directly with management regarding additional information required on particular matters of interest. Moreover, directors have access to information independent of management through Fennec’s external auditors.

Audit Committee

On behalf of the Board, the Audit Committee of the Board retains, oversees and evaluates Fennec’s independent auditors, reviews the financial reports and other financial information provided by Fennec, including audited financial statements, and discusses the adequacy of disclosure with management and the auditors. The Audit Committee also reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, assesses the independence of the auditors, and reviews their fees. The Audit Committee is also responsible for reviewing Fennec’s internal controls over financial reporting and disclosure.

The Audit Committee operates under a written charter adopted by the Board. Multilateral Instrument 52-110 – Audit Committees requires certain disclosures be cross-referenced with respect to the Audit Committee when soliciting proxies from Shareholders for the purpose of electing directors. The Corporation is relying on the exemption found in Part 7 of the Multilateral Instrument applicable to U.S. Listed Issuers. The Audit Committee met four times during the fiscal year ended December 31, 2017. As required by the rules of the SEC and Canadian securities laws, the Audit Committee is composed entirely of independent directors, each of whom the Board has determined is “financially literate” for purposes of the applicable laws: Mr. Rallis (Chair), Mr. Haigh and Dr. Islam. In addition, the Board has determined that Mr. Rallis qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. A copy of the Corporation’s Audit Committee Charter is included as Schedule “A-2” to this Circular.

Audit Committee Report

The Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with Haskell & White LLP, our independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 1301 (“AS 1301”), and (3) received the written disclosures and the letter from Haskell & White LLP required by the Independence Standards Board Standard No. 1, and has discussed their independence with the independent registered public accounting firm. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that we filed with the SEC on March 28, 2018.

Haskell & White LLP served as our independent registered public accounting firm and audited our consolidated financial statements for the year ended December 31, 2017. Though the Audit Committee does not have formal pre-approval policies and procedures in place, it has pre-approved all of the services performed by Haskell & White LLP as discussed below, as required by SEC regulation.

Audit Fees

The following table presents the aggregate fees for professional services and other services rendered by our independent auditors, Haskell & White LLP in fiscal year 2017 and Deloitte LLP in fiscal year 2016 (in US dollars):

	Fiscal Year Ended 2017	Fiscal Year Ended 2016
Audit Fees(1)	138,023	65,602
Audit-Related Fees(2)	-	-
Tax Fees(3)	14,043	10,026
All Other Fees(4)	-	1,370
Total	$152,066	$77,298

1.	Audit Fees include fees for the standard audit work that needs to be performed each year in order to issue an opinion on the consolidated financial statements of the Corporation. It also includes fees for services that can only be provided by the Corporation’s auditor such as auditing of non-recurring transactions.

2.	Audit-Related Fees include fees assurance and related services that are reasonably related to the performance of the audit or review and are traditionally performed by the independent accountant.

3.	Tax Fees include fees for periodic tax consultations and compliance services in various local, regional and national tax jurisdictions.

4.	All Other Fees include fees for products and services other than Audit Fees, Audit Related Fees and Tax Fees.

The Audit Committee does not have formal pre-approval policies and procedures; however, prior to the engagement by the registrant, the Audit Committee approved all of the services performed by Haskell & White LLP as required by SEC regulation.

Submitted By:       THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Chris A. Rallis, Chair

Adrian J. Haigh

Dr. Khalid Islam

Governance and Nominating Committee

The Governance and Nominating Committee of the Board develops, recommends and oversees the effectiveness of Fennec’s corporate governance guidelines. In addition, the Governance and Nominating Committee oversees the orientation and education of directors and the process of evaluating the Board and its committees.

The Governance and Nominating Committee of the Board is charged with nominating activities, including determining desired Board skills and attributes for directors, conducting appropriate and necessary evaluations of the backgrounds and qualifications of possible director candidates, and recommending director nominees for approval by the Board or the Shareholders.

The Governance and Nominating Committee is currently composed three independent directors: Mr. Haigh (Chair), Mr. Brughera and Dr. Islam. The Governance and Nominating Committee held five meetings in the fiscal year ended December 31, 2017.

Retention of Outside Advisors

Fennec’s Corporate Governance Guidelines provide that the Board, each Board committee, the Chairman and the Lead Independent Director, on behalf of the independent directors as a group, shall have the authority to hire legal, accounting, financial or other advisors as they may deem necessary in their best judgment, without the need to obtain the prior approval of any officer of the Corporation. The Corporation will arrange for payment of the invoices of any such third party.

Section 16(a) Beneficial Ownership Reporting Compliance

On September 11, 2017, Fennec became subject to Section 16(a) of the Exchange Act. Section 16(a) of the Exchange Act requires our directors, certain officers, and persons who beneficially own more than 10% of our Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Shares and other equity securities. Officers, directors and beneficial owners of more than 10% of our Common Shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us, and except as disclosed in the following paragraph, our officers, directors and beneficial owners of more than 10% of our Common Shares complied with all Section 16(a) filing requirements during fiscal 2007.

Joint filers Manchester Management PR, LLC, Manchester Management Company, LLC, Manchester Explorer, L.P., James E. Besser and Morgan C. Frank filed a late Form 3 report of initial ownership and a late Form 4 reporting six change of ownership transactions that occurred between October 18, 2017 and October 24, 2017.

SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

The BCBCA permits certain eligible shareholders of the Corporation to submit shareholder proposals to the Corporation, which proposals may be included in a management proxy circular relating to an annual meeting of shareholders. Shareholders having proposals that they desire to present at the next year’s annual meeting of shareholders should, if they desire that such proposals be included in the Corporation’s proxy circular relating to such meeting, submit such proposals in time to be received by Fennec not later than February 28, 2019. To be so included, all such submissions must comply with the requirements of the SEC’s Rule 14a-8 and you should pay close attention to that rule. Proposals should be mailed to the Secretary at Fennec Pharmaceuticals Inc., PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC 27709.

ADDITIONAL INFORMATION

Financial information for the financial year ended December 31, 2017 is provided in the Corporation’s consolidated financial statements and management’s discussion and analysis (“MD&A”), which are included in the Annual Report. Security holders who wish to be added to the mailing list for the annual and interim financial statements and MD&A should complete the appropriate sections of the proxy or contact the undersigned at PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, North Carolina 27709.

The Corporation’s Annual Report on Form 10-K for the fiscal period ended December 31, 2017 (including the consolidated financial statements and MD&A) and other information relating to the Corporation is available on SEDAR at www.sedar.com and at www.sec.gov.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Circular and its sending to Shareholders have been approved by the Board of Directors.

DATED at Research Triangle Park, North Carolina this 30th day of April, 2018.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Rostislav Raykov
Rostislav Raykov
Chief Executive Officer

SCHEDULE “A-1”

FENNEC PHARMACEUTICALS INC.

Mandate of the Board of Directors

A.	Responsibilities

The Board of Directors (the “Board”) of Fennec Pharmaceuticals Inc. (the “Company”) is responsible for the stewardship of the Company. All directors shall act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Board retains plenary authority and power to do all lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders of the Company or in some other manner. In carrying out its responsibilities, the Board of Directors (or the committees of the Board of Directors duly constituted by the Board of Directors to the extent such delegation is permitted by law and is specifically made by the Board of Directors) shall have the following specific responsibilities:

1.	the adoption of a corporate strategic plan that includes the periodic review and approval of business plans, which take into account, among other things, the opportunities and risks of the business;

2.	the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems to manage these risks;

3.	the adoption of processes for succession planning, the periodic review of succession plans for key members of senior management, including the Chief Executive Officer (the “CEO”), and the appointment and training of, and monitoring the performance and compensation of senior management, including officers of the Company;

4.	the adoption of a communications policy and the periodic review of such policy;

5.	the establishment of adequate systems of internal controls and management information systems;

6.	the adoption of corporate governance guidelines or principles applicable to the Company, including with respect to: (i) the size and composition of the Board; (ii) the orientation of new directors; (iii) the provision of continuing education to directors; (iv) the compensation and tenure of directors; (v) the periodic assessment (at least annually) of the performance of the Board, its committees and directors, this Mandate, the Charter for each committee of the Board; and (vi) the position description(s) applicable to each individual director, as well as the competencies and skills each individual director is expected to bring to the Board;

7.	the oversight of the maintenance by management of practices and processes to ensure compliance with applicable laws and appropriate ethical standards, including the adoption by management of corporate policies and procedures and the adoption of a written code of business conduct and ethics applicable to directors, officers and employees of the Company containing standards that are reasonably designed to deter wrongdoing;

8.	to the extent feasible, satisfying itself as to the integrity of the CEO and other senior officers and that the CEO and other senior officers create a culture of integrity throughout the Company;

9.	the submission of matters or questions requiring the approval of shareholders to the shareholders for approval;

10.	the approval of the submission to the shareholders of any amendment to the articles of the Company or the approval of any adoption, amendment or repeal of any articles or bylaws of the Company;

11.	the recommendation of candidates for election or appointment to the Board of Directors, including the review of nominations recommended by shareholders;

12.	the approval of the annual objectives of the Company and the Chief Executive Officer, and the assessment of the performance of the Company and the Chief Executive Officer against the approved objectives;

13.	the approval of an annual operating budget for the Company and its subsidiaries on a consolidated basis;

14.	the authorization of the issuance of securities of the Company as required in accordance with applicable laws;

15.	the declaration of dividends on shares of the Company or the approval of the purchase, redemption or other acquisition of shares issued by the Company as required in accordance with applicable laws;

16.	the oversight of the reliability and integrity of accounting principles and practices followed by management, financial statements and other financial reporting, and disclosure practices followed by management;

17.	the oversight of the qualifications and independence of the independent auditors of the Company and the approval of the terms of their audit and non-audit service engagements as required in accordance with applicable laws and the requirements of any stock exchanges on which the Company lists its securities and of securities regulatory authorities, as adopted or in force or amended from time to time, and the assessment of the performance of the independent auditors, the filling of a vacancy in the office of the independent auditor between shareholders' meetings, and the recommendation of the annual appointment or, if appropriate, the removal, of the independent auditors of the Company to the shareholders of the Company for their approval in accordance with applicable laws;

18.	the approval of the annual audited consolidated financial statements of the Company and, as required in accordance with applicable laws, the approval of the quarterly unaudited consolidated financial statements of the Company and overview of the accounting principles and practices followed by management;

19.	the approval of prospectuses, annual information forms, annual reports on Form 20-F, 40-F or 10-K or other applicable form, as the case may be, and proxy circulars and proxy statements sent to shareholders of the Company and the review of managements' discussion and analyses of financial condition and results of operations, and other material disclosure documents as determined by the Board of Directors from time to time;

20.	the establishment and periodic review of the Company’s measures for receiving feedback from security holders;

21.	the development of clear position descriptions for directors, including the Chair of the Board, a “Lead Independent Director” and the chair of each board committee; and, together with the CEO, a clear position description for the CEO, which includes delineating management’s responsibilities;

22.	the oversight of the management of environmental risks and practices, charitable activities and other social responsibility matters; and

23.	to the extent not otherwise referred to above, the review and approval of all proposed transactions and matters described below under the heading “B. Decisions Requiring Prior Approval of the Board” and, where applicable, in accordance with the requirements of the Canada Business Corporations Act, the stock exchanges on which the Company lists its securities and securities regulatory authorities, as adopted or in force or amended from time to time.

In discharging its duties and responsibilities, the Board of Directors is expected to be fully diligent in its oversight to avoid fraud or abuse. Accordingly, the Board may conduct such examinations, investigations or inquiries, and engage such special legal, accounting or other advisors, at the expense of the Company, at such time or times and on such terms and conditions as the Board of Directors considers appropriate.

B.	Decisions Requiring Prior Approval of the Board

In addition to such other approvals as required by applicable law or the stock exchanges on which the Company lists its securities and securities regulatory authorities, the Board (or the committees of the Board duly constituted by the Board to the extent such delegation is permitted by law and is specifically made by the Board of Directors) shall review and approve:

1.	the strategic plan, financial plans and operating budget of the Company on at least an annual basis;

2.	the quarterly and annual financial statements of the Company;

3.	all material capital expenditures not part of the approved operating budget, all mergers and acquisitions, and all material investments and dispositions of the Company;

4.	all material borrowings and banking arrangements of the Company;

5.	all financing by the Company including the issuance of debt, equity and derivative instruments; for greater certainty, this includes the approval of all off-balance sheet financings by the Company or by special purpose entities or affiliates;

6.	the purchase and redemption of securities;

7.	any changes to the articles or by-laws of the Company;

8.	the hiring and, if necessary, the termination of the Chief Executive Officer;

9.	the compensation paid to senior management and directors, including the issuance of stock options and non – arm’s length consulting arrangements;

10	any other material matters outside the ordinary course of the Company's business including all major strategic and policy decisions; and

11.	any other matter specified by the Board as requiring its approval.

C.	Expectations of Management.

The CEO, through the Senior management, is responsible for the day-to-day operations of the Company and for providing the Board, directly or through the Chair of the Board, the appropriate committee or the Lead Independent Director, with timely, complete and accurate information on such operations. The Board expects management to propose and, after Board approval, implement the Company's strategic plan and to be accountable for the Company's financial and competitive performance. The Board expects the Company's resources to be managed in a manner consistent with enhancing the value of the Company and with consideration for ethics and corporate social responsibility.

The Board may request that certain members of senior management attend all or any portion of a Board or committee meeting and may schedule presentations by managers who can provide additional insight based on their personal involvement in the matter or their particular expertise. Each director shall have complete access to any member of senior management. The Chief Financial Officer and the General Counsel of the Company shall each have access to meet separately with the Audit Committee and Governance Committee respectively, the Chairman and Lead Independent Director.

The Board may reasonably rely on the information provided to them by the Company’s senior management personnel and outside advisors and auditors.

D.	Measures for Receiving Shareholder Feedback

The Company has developed a Disclosure Policy to facilitate consistent disclosure practices aimed at informative, timely and broad dissemination of material information to the market in compliance with applicable securities laws and the rules and policies of any exchange on which the Company’s securities are listed. The Disclosure Policy Committee established under the Disclosure Policy is responsible for overseeing and monitoring communications with, and responses to inquiries from, both institutional and individual investors and the financial community consistent with the objectives of the Company’s Disclosure Policy.

Company spokespersons as appointed by the Disclosure Policy Committee from time to time are available to shareholders by telephone, fax and e-mail and the Company maintains up-to-date material of interest to shareholders and investors on the Company’s web site at www.Fennecpharma.com.

E.	General.

The Board of Directors shall review and assess the adequacy of the mandate of the Board on an annual basis.

Nothing in this Mandate is intended, or may be construed, to impose on any member of the Board a standard of care or diligence that is in any way more onerous or extensive than the standard required by law.

SCHEDULE “A-2”

FENNEC PHARMACEUTICALS INC.

Audit Committee Charter

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Fennec Pharmaceuticals Inc. (together with its subsidiaries, the “Company”) is to:

•	Assist the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements;

•	Review the financial reports and other financial information provided by the Company, the Company’s disclosure controls and procedures, and its internal accounting and financial controls;

•	Assume direct responsibility for the appointment, compensation, retention (and where appropriate, replacement), and oversight of the work of the outside auditor in preparing or issuing an audit report or related work;

•	Oversee the independence of the outside auditor and approve all auditing services and permitted non-audit services provided by the outside auditor;

•	Receive direct reports from the outside auditor and resolve any disagreements between management and the outside auditor regarding financial reporting; and

•	Carry out the specific responsibilities set forth below in furtherance of this stated purpose.

Committee Membership and Procedures

Resources and Authority

In discharging its oversight role, the Committee is granted all responsibilities and authority required by MI 52-110 and SEC Rule 10A-3, including without limitation the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent legal, accounting or other advisors to obtain such advice and assistance as the Committee determines necessary to carry out its duties. The Committee may request any officer or employee of the Company or the Company's outside counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

The Company shall provide the Committee all appropriate funding, as determined by the Committee, for payment of compensation to any such advisors and any outside auditor, as well as for any ordinary administrative expenses of the Committee that it determines are necessary or appropriate in carrying out its responsibilities.

Key Responsibilities

The Committee’s role is one of oversight, and it is recognized that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders, and is responsible for auditing those financial statements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight role. The functions are set forth as a guide and may be varied and supplemented from time to time as appropriate under the circumstances.

Appointment of Outside Auditor. The Committee shall have direct responsibility for the appointment, compensation, retention (and where appropriate, replacement), and oversight of the work of any registered public accounting firm selected to be the Company’s outside auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

Appointment and Performance Evaluation of Chief Financial Officer and Internal Auditor. The Chair of the Committee shall participate in the identification of candidates for the positions of Chief Financial Officer and Lead of the Company’s internal auditing function, if any, and shall advise management with respect to the decision to hire a particular candidate.

Disclosure Controls and Procedures. The Committee shall review periodically with management the quality and adequacy of the Company’s disclosure controls and procedures. The Committee must be satisfied that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements and must periodically assess the adequacy of those procedures.

Internal Controls. The Committee shall discuss periodically with management and the outside auditor the quality and adequacy of the Company’s internal controls and internal auditing procedures, if any, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and discuss with the outside auditor how the Company’s financial systems and controls compare with industry practices.

Accounting Policies. The Committee shall review periodically with management and the outside auditor the quality, as well as acceptability, of the Company’s accounting policies, and discuss with the outside auditor how the Company’s accounting policies compare with those in the industry and all alternative treatments of financial information within U.S. and Canadian generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments and the treatment preferred by the outside auditor.

Pre-approval of All Audit Services and Permitted Non-Audit Services. The Committee shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor; provided that any non-audit services performed pursuant to an exception to the pre-approval requirement permitted under applicable laws shall not be deemed unauthorized.

Annual Audit. In connection with the annual audit of the Company’s financial statements, the Committee shall:

•	request from the outside auditor a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor’s objectivity and independence, and take appropriate action to oversee the independence of the outside auditor.

•	approve the selection and the terms of the engagement of the outside auditor.

•

review with management and the outside auditor the audited financial statements to be included in the Company’s Annual Report filed on the System for Electronic Document Analysis and Retrieval (“SEDAR”) and with the SEC, and review and consider with the outside auditor the matters required to be discussed by AS No. 1301.

•	review with management and the outside auditor any press releases in respect of the audited financial statements before the Company first publicly discloses this information.

•	perform the procedures set forth below in “Financial Reporting Procedures” with respect to the annual financial statements to be reported.

•	review with management and the outside auditor the Company’s critical accounting policies and practices.

•	recommend to the Board whether, based on the reviews and discussions referred to above, the annual financial statements should be included in the Company’s Annual Report filed on SEDAR and with the SEC.

Interim Reports. In connection with the Company’s preparation of its interim financial information to be included in the Company’s Quarterly Reports filed on SEDAR and filed with the SEC, the Committee shall:

•	review with the outside auditor the Company’s interim financial information and the matters required to be discussed by AS No. 1301.

•	perform the procedures set forth below in “Financial Reporting Procedures” with respect to the interim financial information to be reported.

•	by action of a majority of the Committee or through the Committee Chair, review with the outside auditor, prior to filing, the Company’s interim financial information to be included in the Company’s Interim Reports filed on SEDAR and filed with the SEC.

•	by action of a majority of the Committee or through the Committee Chair, review with the outside auditor any interim press releases in respect of the interim financial statements before the Company first publicly discloses this information.

Financial Reporting Procedures. In connection with the Committee’s review of each reporting of the Company’s annual or interim financial information, the Committee shall:

•	discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with U.S. and Canadian generally accepted accounting principles and the rules of the SEC and CSA are reflected in the Company’s financial statements.

•	review with the outside auditor all material communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

•	review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company’s financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

•	resolve any disagreements between management and the outside auditor regarding financial reporting.

Hiring Policies. The Committee shall review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and any former outside auditors.

Charter. The Committee shall review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Reports. The Committee shall report its activities to the full Board on a regular basis and make such recommendations to the Board with respect to the above and other matters as the Committee deems necessary or appropriate. The Committee shall also prepare and submit to the appropriate authority or body any other report required by applicable law or regulation.

Complaint Procedures

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

INSTRUMENT OF PROXY

For the Annual and Special Meeting of Shareholders of Common Shares

of

Fennec Pharmaceuticals Inc.

To be held on June 7, 2018

The undersigned holder of Common Shares of Fennec Pharmaceuticals Inc. (the “Corporation”) hereby appoints (with full power of appointment and substitution), Chris Rallis, Board Member, or failing him, Rostislav Raykov, Chief Executive Officer and Board Member of the Corporation, or in place or stead of the foregoing Robert Andrade, Chief Financial Officer of the Corporation or ______________________________ as Proxy of the undersigned to attend the Annual and Special Meeting of the Corporation (the “Meeting”) to be held at the Omni Hotels & Resorts Berkshire Place in the Sutton Room, 21E 52nd Street, New York, New York, USA at 10:00 am EDT on June 7, 2018 and at any adjournment thereof. The undersigned hereby revokes any instrument of proxy heretofore given to attend and vote at the Meeting. Without limiting the general power hereby conferred, the person above named is directed to vote as follows:

1.	To vote as follows (and in each case, if no specification is made, to vote FOR):

Dr. Khalid Islam (Chair)	FOR ☐ or WITHHOLD VOTE FROM ☐

Mr. Adrian Haigh	FOR ☐ or WITHHOLD VOTE FROM ☐

Mr. Chris A. Rallis	FOR ☐ or WITHHOLD VOTE FROM ☐

Mr. Marco Brughera	FOR ☐ or WITHHOLD VOTE FROM ☐

Mr. Rostislav Raykov	FOR ☐ or WITHHOLD VOTE FROM ☐

2.	To vote FOR ☐ or WITHHOLD VOTE FROM ☐ the resolution appointing Haskell & White LLP as the auditors of the Corporation for the ensuing year and authorizing the directors of the Corporation to fix their remuneration (and, if no specification is made, to vote FOR);

3.	To vote FOR ☐ or AGAINST ☐ the advisory vote on executive compensation resolution (and, if no specification is made, to vote FOR);

4.	To vote FOR ☐ or AGAINST ☐ the resolution approving the extension of certain outstanding options held by certain of the Corporation’s officers and directors (and, if no specification is made, to vote FOR);

5.	At the discretion of the said Proxy holder, to vote upon any amendments or variation of the above matter or any other matter that may be properly brought before the said Meeting or any adjournment thereof.

This Proxy is solicited on behalf of the Management of the Corporation and will be voted as directed in the space provided above or, if no direction is given, it will be voted FOR each resolution. The persons named in this Proxy are officers of the Corporation. Each shareholder has the right to appoint a person, who need not be a shareholder, to attend and to act for him and on his behalf at the Meeting, other than the persons designated above. To exercise such rights, the names of the persons designated by Management to act should be crossed out and the name of the shareholder’s appointee should be legibly printed in the blank space provided.

DATED this day of , 2018

Signature of Shareholder

Shareholder’s Name (Please Print)

NOTES

1.	In the event that the date is not completed, this Proxy will be deemed to be dated upon the day that it is mailed by the Corporation to the securityholder.

2.	This Proxy will not be valid and will not be acted upon or voted unless it is signed and delivered to the attention of Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, no later than 48 hours prior to the Meeting time or delivered to the Chairman at the Meeting.

3.	In addition to any revocation in any other manner permitted by law, a Proxy may be revoked by instrument in writing executed by the securityholder or his attorney duly authorized in writing or, if the securityholder is a company, under its corporate seal by an officer or attorney thereof duly authorized and deposited either at the registered office of the Corporation, c/o Mr. Rostislav Raykov at any time up to and including 4:30 p.m. on the last Business Day preceding the day of the Meeting, or any adjournment thereof, at which the Proxy is to be used, or with the Chairman at the Meeting on the date of the Meeting, or any adjournment thereof and upon such deposit, the Proxy is revoked.

4.	The signature on the Proxy should be exactly the same as the name in which the shares are registered. If the appointee is a corporation, the Proxy must be exercised under its corporate seal or signed by an officer or attorney duly authorized. Persons signing as executors, administrators, trustees, etc. should so indicate.

FENNEC PHARMACEUTICALS INC.

(the “Corporation”)

NI 51-102 Request Form

TO REGISTERED HOLDERS AND BENEFICIAL OWNERS OF SECURITIES

National Instrument 51-102 requires that the Corporation send annually to the registered holders and beneficial owners of its securities a request form to allow the securityholders to elect to receive a copy of the Corporation’s financial statements. If you wish to receive the Corporation’s financial statements or other selective securityholder communications, please complete and return this form.

Please note that this request form will be mailed each year and both registered and beneficial securityholders must return this form each year to remain on the Corporation’s distribution list.

PLEASE RETURN TO:

Fennec Pharmaceuticals Inc.

c/o Computershare Trust Company of Canada,

100 University Avenue, 8th Floor,

Toronto, Ontario, M5J 2Y1

The undersigned security holder of the Corporation hereby elects to receive:

(A)	Annual financial statements and MD&A of the Corporation, or

(B)	Interim financial statements and MD&A of the Corporation, or

(C)	Both (A) and (B) as described above.

NAME: (Please print)
ADDRESS:
(REQUIRED)

SIGNATURE:		DATE:
I certify that I am a securityholder of the Corporation

The Canadian Securities Administration recognizes that developments in information technology allow companies to disseminate documents to securityholders and investors in a more timely and cost efficient manner than by traditional paper methods. By providing an e-mail address, you will be deemed to be consenting to the electronic delivery to you at such e-mail address of the interim financial statements and reports, if electronic delivery is allowed by applicable regulatory rules and policies.

E:MAIL (optional):

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